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                                                                     Exhibit 8.1

              [LETTERHEAD OF PAUL, HASTINGS, JANOFSKY & WALKER LLP]


                                December 1, 1997


                                                                     23062.81578

Lexington Corporate Properties, Inc.
355 Lexington Avenue
New York, New York 10017

      Re: Agreement and Plan of Merger, dated as of May 29, 1997, between Corporate Realty Income Trust I and Lexington Corporate Properties, Inc.

Ladies and Gentlemen:

      We have acted as counsel to Lexington Corporate Properties, Inc., a Maryland corporation (the "Company"), in connection with the proposed merger of Corporate Realty Income Trust I, a Massachusetts business trust (the "Trust"), with and into the Company pursuant to the Agreement and Plan of Merger dated as of May 29, 1997, between the Trust and the Company (the "Merger") (the "Merger Agreement"). As counsel to the Company, we have assisted in the preparation of the proxy statement (the "Proxy Statement") that forms a part of the registration statement of the Company on Form S-4 registering shares of common stock, par value $.0001 per share, of the Company to be issued in the Merger (the "S-4"), including the discussions of certain United States federal income tax consequences resulting from the Merger under the heading "Material United States Federal Income Tax Consequences."

      Except as otherwise provided, capitalized terms not defined herein have the meanings set forth in the Merger Agreement or in the officer's certificates that have been delivered to us by the Company and the Trust for purposes of this opinion and that contain certain representations of the Company and the Trust (the "Officer's Certificates").

      The discussion of certain United States federal income tax consequences referred to in the first paragraph hereof and this opinion are based upon and subject to:

            (i) the Merger being effected in the manner described in the Proxy Statement and in accordance with the provisions of the Merger Agreement, which is the only document containing the substantive terms of the Merger;

            (ii) the accuracy and completeness, at all times through the Effective Time of the Merger, of the representations made to us by the Company and the Trust in their respective Officer's Certificates (including, in the case of representations made to the best knowledge of Trust or Company management, or similarly qualified, the accuracy and completeness, at all times through the Effective Time of the Merger, of such representations as though not so qualified);

            (iii) the accuracy and completeness, at all times through the Effective Time of the Merger, of the representations made by certain holders of Trust Shares in the certificates that such holders have delivered for purposes of this opinion;

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            (iv) the accuracy and completeness, at all times through the
      Effective Time of the Merger, of the statements concerning the Merger set forth in the Proxy Statement, including the purposes of the Company and the Trust for consummating the Merger; and

            (v) the accuracy and completeness, at all times through the Effective Time of the Merger, of any statements concerning the Merger that have come to our attention during our engagement.

      Based on our examination of the foregoing items and subject to the limitations set forth herein, we are of the opinion that, for United States federal income tax purposes, the Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

      Except to the extent specifically stated herein, this opinion does not address any United States federal, state, local or foreign tax consequences that may result from the Merger.

      We hereby consent to (i) the filing of this opinion with the Securities and Exchange Commission as an exhibit to the S-4 and (ii) the reference to our firm under the heading "Material United States Federal Income Tax Consequences" in the Proxy Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                Very truly yours,

                                     /s/ Paul, Hastings, Janofsky & Walker LLP
                                     -------------------------------------------
                                     PAUL, HASTINGS, JANOFSKY & WALKER LLP


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